Exhibit 32(a)

TXU ENERGY COMPANY LLC

Certificate Pursuant to Section 906

of Sarbanes – Oxley Act of 2002

CERTIFICATION OF CEO

The undersigned, M. S. Greene, Chairman of the Board, President and Chief Executive of TXU Energy Company LLC (the “Company”), DOES HEREBY CERTIFY that:

1.	The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2006 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 11th day of May, 2006.

/s/ M. S. Greene
Name:	M. S. Greene
Title:	Chairman of the Board, President and Chief Executive

A signed original of this written statement required by Section 906 has been provided to TXU Energy Company LLC and will be retained by TXU Energy Company LLC and furnished to the Securities and Exchange Commission or its staff upon request.